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                                                                   EXHIBIT 10.12



                                 AMENDMENT NO. 1
                                       TO
                             THE ADVISORY AGREEMENT

         Amendment No. 1 dated as of January 1, 1996, to the Advisory Agreement dated April 1, 1994 (the "Agreement") between Newstork, Inc. ("Newstork") and Fulcrum Capital Partners L.P. ("FCP"). All capitalized terms used herein shall have the meanings specified in the Agreement unless otherwise specified.

         WHEREAS, NewStork and FCP are parties to the Agreement; and

         WHEREAS, as of December 31, 1995, NewStork was merged into FCP Direct, Inc., which in turn was merged into Fulcrum Direct, Inc. ("FD"; collectively, such transactions being the "Merger").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FCP and FD agree as follows:


         1. FCP hereby approves the assignment of the Agreement to FD by virtue of the Merger, and agrees that all references in the Agreement to "NewStork, Inc." shall be deemed amended to refer to Fulcrum Direct, Inc.

         2. Except as expressly provided herein, all other terms of the Agreement shall remain the same, and shall have the same force and effect as prior to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused their duly authorized officers or agents to execute and deliver, this Amendment as of the date first written above.


                                             FULCRUM CAPITAL PARTNERS L.P.



                                             By: /s/  SCOTT A. BUDOFF
                                                 --------------------------
                                             Name:  Scott A. Budoff
                                             Title: Principal



                                             FULCRUM DIRECT, INC.


                                             By: /s/   SCOTT A. BUDOFF
                                                 --------------------------
                                             Name:   Scott A. Budoff
                                             Title:  President & COO

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                               ADVISORY AGREEMENT

         Advisory Agreement dated as of April 1, 1994 among NewStork, Inc, a New Mexico corporation with its office at 1501 12th Street NW, Albuquerque, New Mexico 87104 (the "Company"), and Fulcrum Capital Partners L.P., a Delaware limited partnership with its office at 1501 12th Street NW, Albuquerque, New Mexico 87104 ("FCP").

         WHEREAS, it is expected that a significant portion of the aggregate value of the Company in the future will be related to the growth of the Company through acquisitions, by expansion, or otherwise;

         WHEREAS, FCP has considerable expertise in identifying possible acquisitions and in providing related M&A services;

         WHEREAS, in view of the foregoing, the Company has determined that it is in the best interests of the Company and its shareholders to engage FCP to identify possible acquisitions for the Company and to provide related M&A services and pay FCP reasonable and customary advisory fees in connection therewith.

         NOW, THEREFORE, the Company and FCP hereby agree as follows:

         1.       Engagement and Fee.

                  The Company agrees, to engage FCP for the Term: (i) to seek business units for acquisition by the Company, whether through merger, acquisition of assets, tender or exchange offer, acquisition of securities or otherwise and/or upon the request of the Board of Directors of the Company, to find a purchaser for or other acquirer of the Company or any of its subsidiaries or all or any portion of its or their businesses or assets (whether existing or owned on the date of this Agreement or hereafter acquired and whether in a single transaction or a series of transactions), whether through merger, sale of assets, tender or exchange offer, sales of a majority interests of the Company's outstanding voting securities, liquidation or otherwise (any such transaction hereinafter referred to as an "Acquisition Transaction"); (ii) to analyze any offers with respect to an Acquisition Transaction, whether or not solicited or initiated by the Company; (iii) to assist in the negotiation and closing of any such Acquisition Transaction; (iv) to provide related M&A services.

                  1.2 In the event that an Acquisition Transaction occurs during the Term (as hereinafter defined) or as a result of discussions commenced, or agreement reached, during the Term, FCP shall be entitled to receive upon consummation of each Acquisition Transaction an advisory fee (the "Fee") equal to the greater of (i)$50,000 or (ii) .02 multiplied by the Fair Value (as defined below) of the Acquisition Transaction; provided, if the Fair Value is greater than $20,000,000, then the Fee shall be
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equal to the sum of (i)$400,000 and (ii) the Fair Value less $20,000,000 multiplied by .01. For purpose of this Agreement, "Fair Value" shall mean the greater of (i) the aggregate consideration payable by the Company or to the Company or the Company's shareholders, as the case may be, (whether in cash, property and/or securities) in connection therewith or (ii) the book value of an Acquisition Transaction for purposes of purchase accounting in accordance with generally accepted accounting principles. The value of any consideration paid pursuant to an Acquisition Transaction (other than cash or marketable securities) shall be the fair market value thereof determined, in good faith, by the Board of Directors of the Company. If the aggregate consideration in an Acquisition Transaction may be increased by contingent payments related to future earnings or operations or otherwise, the portion of the Fee related thereto payable to FCP shall be calculated pursuant hereto and paid in cash when and as such contingent payments are made.

                  1.3 Except as otherwise provided herein, any Fee which shall become payable under this Agreement, shall be due and payable at the closing of each Acquisition Transaction; provided, that FCP may, at its option, take a demand note from the Company with a principal amount equal to the Fee, accruing interest at 12% per annum, which note shall accrue interest quarterly but shall not require any payment by the Company until such time as FCP shall demand payment thereunder, which payment may be demanded by FCP in either cash or the common stock of the Company, which determination FCP shall make in its sole discretion.

         2.       Term

                  2.1 The Term shall commence on the date hereof and shall terminate on the earlier of (i) a Change of Control or (ii) December 31, 2005 (the "Term").

                  2.2 If an Acquisition Transaction occurs during the Term, or occurs after the Term has terminated as result of discussions commenced or an agreement reached during the Term, FCP shall be entitled to all fees as provided in Section 1 hereof notwithstanding such termination and regardless of the reason for such termination.

                  2.3 For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (x) any "Person" (as defined below) becomes the "Beneficial Owner" (as defined below), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities,
(y) the Company sells all or substantially all of the assets of the Company; or
(z) Michael G. Lederman ceases to be the Beneficial Owner, directly or indirectly, of securities of the Company representing at least twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities.
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"Person" shall have the meaning given in Section 3(a)(9) of the Securities
Exchange Act of 1934, as amended from time to time (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) the partners, directors, officers, employees or affiliates of Fulcrum Capital Partners L.P., Fulcrum Capital L.P., The Fulcrum Group, Inc., or SAB, Inc., or any successor thereof or (iv) an underwriter temporarily holding securities pursuant to an offering os such securities, "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.


         3.       Notices

                           Any notice of communication given by any party
hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the Company, to the address provided above; if to FCP to the address provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

         4.       Miscellaneous

                  4.1 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  4.2 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

                  4.3 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The rights or obligations of the Company and of FCP under this Agreement may not be assigned without the prior written consent of the non-assigning party.

                  4.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
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                  4.5 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Delaware applicable to contracts executed and to be wholly performed within such State and the parties submit to the jurisdiction of the federal and state courts in New Mexico for the resolution of all disputes hereunder. Service of process in any dispute shall be effective (i) upon the Company, if service is made on an authorized officer of the Company; (ii) upon FCP, if service is made on an authorized officer of FCP.

                  4.6 Further Assurances. The parties hereto agree to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time, and/or from time-to-time, as the case may be, all such further agreements, deeds assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary, and/or desirable, to carry out the provisions and/or intent of this Agreement including, without limitations, upon the reasonable request of FCP such other agreements as are necessary or desirable in order for the Company to confirm the engagement of FCP for the purposes provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                  NEWSTORK, INC.

                                                  By: /s/  SCOTT A. BUDOFF
                                                  ------------------------------
                                                  Name:   Scott A. Budoff
                                                  Title:  President


                                                  FULCRUM CAPITAL PARTNERS L.P.

                                                  By:  /s/  SCOTT A. BUDOFF
                                                  ------------------------------
                                                  Name:   Scott A. Budoff
                                                  Title:  Principal